PRESS RELEASE

FOR INFORMATION, CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	FOR RELEASE at 1 P.M. PST May 5, 2009

Plantronics Announces Fourth Quarter and Fiscal 2009 Results

Fourth Quarter Revenue and Operating Results Exceed Guidance

SANTA CRUZ, CA – May 5, 2009 - Plantronics, Inc. (NYSE: PLT) today announced fourth quarter fiscal 2009 net revenues of $146.8 million compared with $208.7 million in the fourth quarter of fiscal 2008.  The Company’s GAAP operating loss for the quarter was $11.4 million compared with a GAAP operating income of $19.0 million in the fourth quarter of the prior year.  The non-GAAP operating income for the quarter was $3.7 million compared with non-GAAP operating income of $25.7 million in the fourth quarter last year. Plantronics' GAAP loss per share was $0.23 in the fourth quarter of fiscal 2009 compared with diluted earnings per share of $0.36 in the same quarter of the prior year.  Non-GAAP diluted earnings per share for the current quarter was $0.01 compared with $0.46 in the fourth quarter of fiscal 2008.  The difference between GAAP and non-GAAP operating income and earnings per share for the current quarter includes restructuring and other related costs, purchase accounting amortization and the cost of stock-based compensation.

Net revenues for fiscal year 2009 were $765.6 million, a decrease of approximately 11% compared with $856.3 million for fiscal year 2008.  The GAAP operating loss for fiscal 2009 was $81.2 million compared with GAAP operating income of $79.4 million in the prior year.  Non-GAAP operating income declined from $107.6 million in fiscal 2008 to $70.3 million for fiscal 2009, a decrease of approximately 35%.  The Company’s GAAP loss per share was $1.34 for fiscal year 2009 compared with diluted earnings per share of $1.39 in the prior fiscal year.  The Company’s non-GAAP diluted earnings per share was $1.02 for fiscal year 2009 compared with $1.80 in the prior fiscal year.

“We are beginning to see signs of stabilization in many parts of our business and are encouraged that demand for our products was stronger than we forecasted for the quarter.  During the last several months, we took significant steps to reduce costs and improve efficiencies, and we now believe our cost structure is aligned with current market conditions,” stated Ken Kannappan, President & CEO.  “We are entering fiscal year 2010 with a strong balance sheet, a lean cost structure and a better competitive position.  We are committed to executing on our goals for fiscal year 2010 to win in Unified Communications and to improve profitability and return on invested capital from their current levels.”

Audio Communications Group (ACG) Non-GAAP Results
(Office & Contact Center, Mobile, Gaming and Computer & Clarity)
Comparisons are to the Same Quarter in the Prior Year

Fourth quarter fiscal 2009 net revenues of $128.1 million were down 31% compared with $185.4 million in the prior year quarter.  General economic weakness led to revenue declines in all major geographies and product groups.  Office and Contact Center revenue was $85.6 million, down 32%; Bluetooth headset revenue was $28.7 million, down 31%; and Gaming & Computer products revenue was $6.9 million, down 18%.

Gross margin in the fourth quarter of fiscal 2009 was 39.2% compared with 45.6% in the fourth quarter last year.  The lower gross margin was primarily due to higher provisions for excess and obsolete inventory primarily from Bluetooth products, lower rates of factory utilization, and unfavorable foreign exchange impact offset in part by improved product margins.  Operating expenses declined by 24% from $54.9 million to $41.9 million and were lower in all functions.  Operating income decreased to $8.4 million from $29.7 million, and the operating margin was 6.5% compared with 16.0% in the prior year quarter.

The Company continues to believe that the implementation of Unified Communications (“UC”) technologies by large corporations will be a significant long-term driver of office headset adoption, and, as a result, a key long-term driver of revenue and profit growth.  During the quarter, the Company disclosed that it expects an incremental revenue opportunity from Unified Communications of $350 million annually by fiscal 2015.

 “We’ve had important wins in UC for large enterprise customers and continue to see growing adoption of UC,” stated Kannappan.

Audio Entertainment Group (AEG) Non-GAAP Results
(Docking Audio, PC Audio, Other)
Comparisons are to the Same Quarter in the Prior Year

Fourth quarter fiscal 2009 net revenues of $18.7 million were down 20% from $23.4 million in the prior year quarter driven by continued global weakness in consumer spending, a product mix shift toward lower priced products in addition to a negative foreign exchange impact.  As a result, all product line revenues were down versus the prior year quarter despite better product placements.  Domestic revenues were down 5% while international revenues were down 34% as a result of weak international retail sales.

Gross margin declined from $4.5 million, or 19.4%, in the prior year quarter to $1.0 million, or 5.3%, in the current year quarter as a result of a product mix shift to lower margin products, reduced sales of previously reserved items and an unfavorable exchange rate impact.

Operating expenses declined by 33% from $8.5 million in the prior year quarter to $5.7 million in the current quarter; and the operating loss increased from $4.0 million to $4.7 million.

Business Outlook

The following statements are based on current expectations.  As described in “Safe Harbor” below, many of these statements are forward-looking.  Actual results are subject to a variety of risks and uncertainties and may differ materially from the forward-looking statements.

Plantronics has a “book and ship” business model whereby it ships most orders to customers within 48 hours of our receipt of those orders, and therefore the Company cannot rely on the level of backlog to provide visibility into potential future revenues.  The business is inherently difficult to forecast, and there can be no assurance that the incoming orders Plantronics expects to receive over the balance of the quarter will materialize.  With increasing economic uncertainty, the Company’s business is even more difficult to forecast than usual.

Revenues in the first quarter of fiscal year 2010 are expected to be similar to the fourth quarter of fiscal year 2009, ranging from slightly below to slightly above the reported net revenues of $146.8 million.  Gross margins are expected to improve by several points sequentially, primarily as a result of lower provisions for excess and obsolete inventory. On January 14, 2009 and March 26, 2009, the Company announced a series of actions to lower its cost structure and improve efficiencies.  The measures announced in the fourth quarter were expected to bring total non-GAAP operating expenses down to approximately $195 million in fiscal year 2010 and while the fourth quarter fiscal year 2009 run rate was slightly lower than that, the Company is continuing to target approximately $195 million in non-GAAP operating expenses in fiscal 2010.

Subject to the foregoing, we are currently expecting the following range of financial results for the first quarter of fiscal year 2010:

•	Net revenues of $145 - $150 million;

•	Non-GAAP earnings per share of $0.08 - $0.12;

•	Non-GAAP consolidated tax rate to be approximately 28%;

•	The EPS cost of purchase accounting amortization of approximately $0.01;

•	The EPS cost of equity compensation pursuant to FAS 123(R) to be approximately $0.05; and

•	A small GAAP loss per share. GAAP loss per share is not estimable due to tax rate and restructuring charge uncertainties.

Plantronics does not intend to update these targets during the quarter or to report on its progress toward these targets.  Plantronics will not comment on these targets to analysts or investors except by its next press release announcing its first quarter fiscal year 2010 results or by other public disclosure.  Any statements by persons outside Plantronics speculating on the progress of the first quarter fiscal year 2010 will not be based on internal company information and should be assessed accordingly by investors.

Conference Call Scheduled to Discuss Actual Financial Results

Plantronics has scheduled a conference call to discuss fourth quarter results.  The conference call will take place Tuesday, May 5 at 2:00 PM (PDT).  All interested investors and potential investors in Plantronics stock are invited to participate.  To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the "Plantronics Conference Call."  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID #86162125 will be available for 72 hours at (800) 642-1687 for callers from North America and at (706) 645-9291 for all other callers.  The conference call will also be simultaneously web cast at www.plantronics.com under Investor Relations, and the web cast of the conference call will remain available at the Plantronics Web site for thirty days.

Use of Non-GAAP Financial Information

Plantronics excludes non-recurring transactions and non-cash expenses and charges such as restructuring and other related charges, certain tax credits and the release of certain tax reserves,  stock-based compensation expenses related to stock options, awards and employee stock purchases, purchase accounting amortization and goodwill and long-lived asset impairment charges from non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin and non-GAAP effective tax rate.  Plantronics excludes these expenses from its non-GAAP measures primarily because Plantronics does not believe they are reflective of ongoing operating results and are not part of its target operating model.  Plantronics believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its performance and liquidity, and helps investors compare actual results to its long-term target operating model goals.  Plantronics believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods.

SAFE HARBOR

This release contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) our restructuring plan, (ii) our expectations that our non-GAAP operating expenses will be approximately $195 million for fiscal year 2010, (iii) our objective to maintain our profitability, be cash flow positive, increase our return on invested capital, and increase our competitive position, (iv) our ability to continue to focus on certain strategic initiatives, (v) the future of UC technologies, including their implementation, growth in deployments, the effect on headset adoption, and our expectation that our revenue opportunity from UC will be $350 million annually by fiscal year 2015, (vi) our position in the UC market, (vii) our estimate of revenue for the first quarter of fiscal year 2010, and our statement that revenues will be slightly down or slightly up and gross margins will improve,  and (viii) our estimate of GAAP and non-GAAP financial results for the first quarter of fiscal year 2010 and related components of earnings (loss) per share, as well as other matters discussed in this press release that are not purely historical data.  Plantronics does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements.

Among the factors that could cause actual results to differ materially from those contemplated  are:

•	Economic conditions in both the domestic and international markets;

•
Work disruptions, factory or other facility closures, border closures or delays, transportation interference or delays, or perceptions that our product may make people sick related to the H1N1 “swine flu” illness in Mexico or other places in the world;

•	Fluctuations in foreign exchange rates;

•	The bankruptcy of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•	The effect of additional actions on GAAP results;

•
Failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts to meet demand without having excess inventory or incurring cancellation charges;

•
We have significant intangible assets and goodwill recorded on our balance sheet.  If the carrying value of our intangible assets and goodwill is not recoverable, additional  impairment losses must be recognized which would adversely affect our financial results;

•	We have experienced volatility in prices from our suppliers, including our manufacturers located in China, this volatility could negatively affect profitability and/or market share; and

•
Additional risk factors include: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, the inherent risks of our substantial foreign operations, and problems which might affect our manufacturing facilities in Mexico, and unexpected delays and uncertainties affecting our ability to realize targeted expense reductions and annualized savings through implementation of our plan to outsource the manufacturing of our Bluetooth products in China to GoerTek, Inc.

For more information concerning these and other possible risks, please refer to the Company’s Annual Report on Form 10-K filed May 27, 2008, quarterly reports filed on Form 10-Q and other filings with the Securities and Exchange Commission as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements
•	Summary Unaudited Condensed Statements of Operations by Segment
•	Unaudited GAAP to Non-GAAP Statements of Operations Reconciliations for the three and twelve months ended March 31, 2009 and March 31, 2008
•	Summary Unaudited Statements of Operations and Related Data on a Non-GAAP Basis

About Plantronics

In 1969, a Plantronics headset carried the historic third words from the moon: “That’s one small step for man, one giant leap for mankind.”  Since then, Plantronics has become the headset of choice for mission-critical applications such as air traffic control, 911 dispatch, and the New York Stock Exchange.  Today, this history of Sound Innovation® is the basis for every product we build for the office, contact center, personal mobile, entertainment and residential markets. The Plantronics family of brands includes Plantronics, Altec Lansing, Clarity, and Volume Logic. For more information, go to www.plantronics.com or call (800) 544-4660.

Altec Lansing, Clarity, Plantronics, Sound Innovation, Volume Logic and AudioIQ are trademarks or registered trademarks of Plantronics, Inc. All other trademarks are the property of their respective owners.

###

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz , California   95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data and percentages)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended		Year Ended
	March 31,		March 31,
	2008	2009	2008	2009

Net revenues	$208,743	$146,763	$856,286	$765,619
Cost of revenues	121,397	96,252	507,181	469,591
Gross profit	87,346	50,511	349,105	296,028
Gross profit %	41.8%	34.4%	40.8%	38.7%

Research, development and engineering	18,978	14,852	76,982	72,061
Selling, general and administrative	48,680	36,256	189,156	175,601
Restructuring and other related charges	702	10,791	3,584	12,074
Impairment of goodwill and long-lived assets	-	-	-	117,464
Total operating expenses	68,360	61,899	269,722	377,200
Operating income (loss)	18,986	(11,388)	79,383	(81,172)
Operating income (loss) %	9.1%	(7.8%)	9.3%	(10.6%)

Interest and other income (expense), net	543	(415)	5,854	(3,544)
Income (loss) before income taxes	19,529	(11,803)	85,237	(84,716)
Income tax expense (benefit)	1,739	(771)	16,842	(19,817)
Net income (loss)	$17,790	$(11,032)	$68,395	$(64,899)

% of net revenues	8.5%	(7.5%)	8.0%	(8.5%)

Basic earnings (loss) per common share	$0.37	$(0.23)	$1.42	$(1.34)
Diluted earnings (loss) per common share	$0.36	$(0.23)	$1.39	$(1.34)

Shares used in basic per share calculations	48,597	48,431	48,232	48,589
Shares used in diluted per share calculations	48,994	48,431	49,090	48,589

Tax rate	8.9%	6.5%	19.8%	23.4%

UNAUDITED CONSOLIDATED BALANCE SHEETS
	March 31,	March 31,
	2008	2009
ASSETS
Cash and cash equivalents	$163,091	$158,193
Short-term investments	-	59,987
Total cash, cash equivalents, and short-term investments	163,091	218,180
Accounts receivable, net	131,493	83,657
Inventory, net	127,088	119,296
Deferred income taxes	13,760	12,486
Other current assets	14,771	29,936
Total current assets	450,203	463,555
Long-term investments	25,136	23,718
Property, plant and equipment, net	98,530	95,719
Intangibles, net	91,511	26,575
Goodwill	69,171	14,005
Other assets	6,842	9,548
	$741,393	$633,120
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$47,896	$32,827
Accrued liabilities	67,318	53,143
Total current liabilities	115,214	85,970
Deferred tax liability	32,570	8,085
Long-term income taxes payable	14,137	12,677
Other long-term liabilities	852	1,021
Total liabilities	162,773	107,753
Stockholders' equity	578,620	525,367
	$741,393	$633,120

AUDIO COMMUNICATIONS GROUP
SUMMARY CONDENSED FINANCIAL STATEMENTS
(in thousands except percentages)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended		Year Ended
	March 31,		March 31,
	2008	2009	2008	2009

Net revenues	$185,361	$128,098	$747,935	$674,590
Cost of revenues	101,647	78,500	403,863	382,659
Gross profit	83,714	49,598	344,072	291,931
Gross profit %	45.2%	38.7%	46.0%	43.3%

Research, development and engineering	16,211	13,119	65,733	63,840
Selling, general and administrative	42,044	31,791	163,173	155,678
Restructuring and other related charges	-	10,664	-	10,952
Total operating expenses	58,255	55,574	228,906	230,470
Operating income (loss)	$25,459	$(5,976)	$115,166	$61,461
Operating income (loss) %	13.7%	(4.7%)	15.4%	9.1%

AUDIO ENTERTAINMENT GROUP
SUMMARY CONDENSED FINANCIAL STATEMENTS
(in thousands except percentages)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended		Year Ended
	March 31,		March 31,
	2008	2009	2008	2009

Net revenues	$23,382	$18,665	$108,351	$91,029
Cost of revenues	19,750	17,752	103,318	86,932
Gross profit	3,632	913	5,033	4,097
Gross profit %	15.5%	4.9%	4.6%	4.5%

Research, development and engineering	2,767	1,733	11,249	8,221
Selling, general and administrative	6,636	4,465	25,983	19,923
Restructuring and other related charges	702	127	3,584	1,122
Impairment of goodwill and long-lived assets	-	-	-	117,464
Total operating expenses	10,105	6,325	40,816	146,730
Operating loss	$(6,473)	$(5,412)	$(35,783)	$(142,633)
Operating loss %	(27.7%)	(29.0%)	(33.0%)	(156.7%)

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data and percentages)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Year Ended
	March 31, 2009				March 31, 2009
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$146,763	$-		$146,763	$765,619	$-		$765,619
Cost of revenues	96,252	(735)	(1)	95,517	469,591	(5,739)	(1)	463,852
Gross profit	50,511	735		51,246	296,028	5,739		301,767
Gross profit %	34.4%			34.9%	38.7%			39.4%

Research, development and engineering	14,852	(914)	(1)	13,938	72,061	(3,842)	(1)	68,219
Selling, general and administrative	36,256	(2,623)	(1)	33,633	175,601	(12,384)	(1)	163,217
Restructuring and other related charges	10,791	(10,791)	(2)	-	12,074	(12,074)	(2)	-
Impairment of goodwill and long-lived assets	-	-		-	117,464	(117,464)	(3)	-
Total operating expenses	61,899	(14,328)		47,571	377,200	(145,764)		231,436
Operating income (loss)	(11,388)	15,063		3,675	(81,172)	151,503		70,331
Operating income (loss) %	(7.8%)			2.5%	(10.6%)			9.2%

Interest and other income (expense), net	(415)	-		(415)	(3,544)	-		(3,544)
Income (loss) before income taxes	(11,803)	15,063		3,260	(84,716)	151,503		66,787
Income tax expense (benefit)	(771)	3,485	(4)	2,714	(19,817)	37,224	(5)	17,407
Net income (loss)	$(11,032)	$11,578		$546	$(64,899)	$114,279		$49,380

% of net revenues	(7.5%)			0.4%	(8.5%)			6.4%

Diluted earnings (loss) per common share	$(0.23)	$0.24		$0.01	$(1.34)	$2.35		$1.02
Shares used in diluted per share calculations	48,431	48,431		48,431	48,589	48,589		48,589

AUDIO COMMUNICATIONS GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands except percentages)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Year Ended
	March 31, 2009				March 31, 2009
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$128,098	$-		$128,098	$674,590	$-		$674,590
Cost of revenues	78,500	(666)	(1)	77,834	382,659	(3,215)	(1)	379,444
Gross profit	49,598	666		50,264	291,931	3,215		295,146
Gross profit %	38.7%			39.2%	43.3%			43.8%

Research, development and engineering	13,119	(872)	(1)	12,247	63,840	(3,687)	(1)	60,153
Selling, general and administrative	31,791	(2,162)	(1)	29,629	155,678	(9,551)	(1)	146,127
Restructuring and other related charges	10,664	(10,664)	(2)	-	10,952	(10,952)	(2)	-
Total operating expenses	55,574	(13,698)		41,876	230,470	(24,190)		206,280
Operating income (loss)	$(5,976)	$14,364		$8,388	$61,461	$27,405		$88,866
Operating income (loss) %	(4.7%)			6.5%	9.1%			13.2%

AUDIO ENTERTAINMENT GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands except percentages)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Year Ended
	March 31, 2009				March 31, 2009
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$18,665	$-		$18,665	$91,029	$-		$91,029
Cost of revenues	17,752	(69)	(1)	17,683	86,932	(2,524)	(1)	84,408
Gross profit	913	69		982	4,097	2,524		6,621
Gross profit %	4.9%			5.3%	4.5%			7.3%

Research, development and engineering	1,733	(42)	(1)	1,691	8,221	(155)	(1)	8,066
Selling, general and administrative	4,465	(461)	(1)	4,004	19,923	(2,833)	(1)	17,090
Restructuring and other related charges	127	(127)	(2)	-	1,122	(1,122)	(2)	-
Impairment of goodwill and long-lived assets	-	-		-	117,464	(117,464)	(3)	-
Total operating expenses	6,325	(630)		5,695	146,730	(121,574)		25,156
Operating loss	$(5,412)	$699		$(4,713)	$(142,633)	$124,098		$(18,535)
Operating loss %	(29.0%)			(25.3%)	(156.7%)			(20.4%)

(1) Excluded amount represents stock-based compensation and purchase accounting amortization.
(2) Excluded amount represents restructuring and other related charges.
(3) Excluded amount represents impairment of goodwill and long-lived assets.
(4) Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization, and restructuring and other related charges.
(5) Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization, restructuring and other related charges, impairment of goodwill and long-lived assets and $3,813 related to a tax benefit from expiration of certain statutes of limitations.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as restructuring and other related charges, certain tax credits and the release of certain tax reserves, stock-based compensation expenses related to stock options, awards and employee stock purchases under FAS 123(R), purchase accounting amortization and impairment of goodwill and long-lived assets. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model. At the segment level, we have presented non-GAAP statements that only show our results to the operating income line. On a consolidated basis, we have presented full non-GAAP statement of operations. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data and percentages)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Year Ended
	March 31, 2008				March 31, 2008
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$208,743	$-		$208,743	$856,286	$-		$856,286
Cost of revenues	121,397	(1,779)	(1)	119,618	507,181	(7,727)	(2)	499,454
Gross profit	87,346	1,779		89,125	349,105	7,727		356,832
Gross profit %	41.8%			42.7%	40.8%			41.7%

Research, development and engineering	18,978	(962)	(1)	18,016	76,982	(3,756)	(1)	73,226
Selling, general and administrative	48,680	(3,312)	(1)	45,368	189,156	(13,125)	(1)	179,031
Restructuring and other related charges	702	(702)	(3)	-	3,584	(3,584)	(3)	-
Total operating expenses	68,360	(4,976)		63,384	269,722	(20,465)		249,257
Operating income	18,986	6,755		25,741	79,383	28,192		107,575
Operating income %	9.1%			12.3%	9.3%			12.6%

Interest and other income, net	543	-		543	5,854	-		5,854
Income before income taxes	19,529	6,755		26,284	85,237	28,192		113,429
Income tax expense	1,739	2,123	(4)	3,862	16,842	8,447	(5)	25,289
Net income	$17,790	$4,632		$22,422	$68,395	$19,745		$88,140

% of net revenues	8.5%			10.7%	8.0%			10.3%

Diluted earnings per common share	$0.36	$0.09		$0.46	$1.39	$0.40		$1.80
Shares used in diluted per share calculations	48,994	48,994		48,994	49,090	49,090		49,090

AUDIO COMMUNICATIONS GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands except percentages)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Year Ended
	March 31, 2008				March 31, 2008
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$185,361	$-		$185,361	$747,935	$-		$747,935
Cost of revenues	101,647	(870)	(1)	100,777	403,863	(3,272)	(1)	400,591
Gross profit	83,714	870		84,584	344,072	3,272		347,344
Gross profit %	45.2%			45.6%	46.0%			46.4%

Research, development and engineering	16,211	(931)	(1)	15,280	65,733	(3,624)	(1)	62,109
Selling, general and administrative	42,044	(2,443)	(1)	39,601	163,173	(9,621)	(1)	153,552
Total operating expenses	58,255	(3,374)		54,881	228,906	(13,245)		215,661
Operating income	$25,459	$4,244		$29,703	$115,166	$16,517		$131,683
Operating income %	13.7%			16.0%	15.4%			17.6%

AUDIO ENTERTAINMENT GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands except percentages)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Year Ended
	March 31, 2008				March 31, 2008
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$23,382	$-		$23,382	$108,351	$-		$108,351
Cost of revenues	19,750	(909)	(1)	18,841	103,318	(4,455)	(2)	98,863
Gross profit	3,632	909		4,541	5,033	4,455		9,488
Gross profit %	15.5%			19.4%	4.6%			8.8%

Research, development and engineering	2,767	(31)	(1)	2,736	11,249	(132)	(1)	11,117
Selling, general and administrative	6,636	(869)	(1)	5,767	25,983	(3,504)	(1)	22,479
Restructuring and other related charges	702	(702)	(3)	-	3,584	(3,584)	(3)	-
Total operating expenses	10,105	(1,602)		8,503	40,816	(7,220)		33,596
Operating loss	$(6,473)	$2,511		$(3,962)	$(35,783)	$11,675		$(24,108)
Operating loss %	(27.7%)			(16.9%)	(33.0%)			(22.2%)

(1) Excluded amount represents stock-based compensation and purchase accounting amortization.
(2) Excluded amount represents stock-based compensation, purchase accounting amortization and $517 related to the impairment of a long-lived asset.
(3) Excluded amount represents restructuring and other related charges.
(4) Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization and restructuring and other related charges.
(5) Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization, restructuring and other related charges and impairment of a long-lived asset.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as restructuring and other related charges, certain tax credits and the release of certain tax reserves, stock-based compensation expenses related to stock options, awards and employee stock purchases under FAS 123(R), purchase accounting amortization and impairment of goodwill and long-lived assets. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model. At the segment level, we have presented non-GAAP statements that only show our results to the operating income line. On a consolidated basis, we have presented full non-GAAP statement of operations. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Summary of Unaudited Statements of Operations and Related Data (1) (in thousands, except per share data and percentages)

	Q108	Q208	Q308	Q408	FY08	Q109	Q209	Q309	Q409	FY09
Net revenues	$206,495	$208,224	$232,824	$208,743	$856,286	$219,164	$216,856	$182,836	$146,763	$765,619
Cost of revenues	121,107	121,438	137,291	119,618	499,454	126,464	121,290	120,581	95,517	463,852
Gross profit	85,388	86,786	95,533	89,125	356,832	92,700	95,566	62,255	51,246	301,767
Gross profit %	41.4%	41.7%	41.0%	42.7%	41.7%	42.3%	44.1%	34.0%	34.9%	39.4%

Research, development and engineering	18,509	18,302	18,399	18,016	73,226	18,660	17,811	17,810	13,938	68,219
Selling, general and administrative	42,776	42,868	45,019	45,368	176,031	44,980	44,333	40,271	33,633	163,217
Operating expenses	61,285	61,170	63,418	63,384	249,257	63,640	62,144	58,081	47,571	231,436

Operating income	24,103	25,616	32,115	25,741	107,575	29,060	33,422	4,174	3,675	70,331
Operating income %	11.7%	12.3%	13.8%	12.3%	12.6%	13.3%	15.4%	2.3%	2.5%	9.2%

Income before income taxes	25,437	27,409	34,299	26,284	113,429	30,600	30,252	2,675	3,260	66,787
Income tax expense (benefit)	6,391	6,864	8,172	3,862	25,289	7,339	8,692	(1,338)	2,714	17,407
Income tax expense (benefit) as a percent
of income before taxes	25.1%	25.0%	23.8%	14.7%	22.3%	24.0%	28.7%	(50.0%)	83.3%	26.1%

Net income	$19,046	$20,545	$26,127	$22,422	$88,140	$23,261	$21,560	$4,013	$546	$49,380
Diluted shares outstanding	48,681	49,310	49,533	48,994	49,090	49,245	49,489	48,449	48,431	48,589
Diluted EPS	$0.39	$0.42	$0.53	$0.46	$1.80	$0.47	$0.44	$0.08	$0.01	$1.02

Net revenues from unaffiliated customers:
Audio Communication Group
Office and Contact Center	$132,205	$131,357	$131,017	$125,379	$519,958	$122,803	$119,530	$101,694	$85,642	$429,669
Mobile	41,238	35,859	48,788	45,995	171,880	59,882	60,911	36,011	30,615	187,419
Gaming and Computer Audio	6,485	8,277	10,449	8,401	33,612	9,621	8,977	8,531	6,923	34,052
Other	5,644	5,554	5,701	5,586	22,485	6,221	5,931	6,380	4,918	23,450
Audio Entertainment Group	20,923	27,177	36,869	23,382	108,351	20,637	21,507	30,220	18,665	91,029

Net revenues by geographic area
from unaffiliated customers:
Domestic	$131,108	$126,399	$139,106	$124,535	$521,148	$134,402	$139,856	$107,799	$90,182	$472,239
International	75,387	81,825	93,718	84,208	335,138	84,762	77,000	75,037	56,581	293,380

Balance Sheet accounts and metrics:
Accounts receivable, net	$121,705	$128,705	$136,550	$131,493	$131,493	$130,530	$115,032	$106,463	$83,657	$83,657
Days sales outstanding	53	56	53	57		54	48	52	51
Inventory, net	$136,253	$133,516	$131,320	$127,088	$127,088	$136,974	$163,433	$137,563	$119,296	$119,296
Inventory turns	3.6	3.6	4.2	3.8		3.7	3.0	3.5	3.2

(1) Non-GAAP.